EXHIBIT 10.3

CONSULTING AGREEMENT

between

Q-Seven Systems, Inc.
1800 East Sahara Ave.
Las Vegas, Nevada
herein referred to as "PRINCIPAL"

and

Barry A. Ellsworth
6337 Highland Drive
Salt Lake City
Utah 84121
herein referred to as "CONTRACTOR"


Dated:  May 27, 1999


General Provisions

The PRINCIPAL is a publicly traded company registered on the OCT Bulletin Board in the U.S. It's officers and directors are residents of Germany and have never been involved with a public company before. They are also unfamiliar with the public stock markets and financial environment in the U.S. Therefore, they seek support and counsel in handling their investor relations in the U.S.; in structuring a pension and profit sharing program for themselves and their employees; as well as other matters.

The CONTRACTOR has the necessary experience and the capability to provide said counsel and is willing to consult with PRINCIPAL in the aforementioned matters as well as helping to maintain open and friendly relations with the PRINCIPAL's investors and shareholders.

In consideration of these provisions, the parties agree as follows:


(1)      Contractor's duties

CONTRACTOR will make his experience and knowledge about the Public Stock Markets in the U.S. and abroad; pension and profit sharing plans, investor relations; etc. available to the PRINCIPAL. The CONTRACTOR will be of assistance in writing and publishing press releases; writing and publishing stock related articles about the PRINCIPAL and will consult in matters concerning the laws (CONTRACTOR is not an attorney and will do this only to the best of his knowledge and understanding) and regulatory bodies within the U.S., or will seek legal counsel for and on behalf of the PRINCIPAL on such matters. In addition, the CONTRACTOR will assist PRINCIPAL in establishing a branch office in the U.S. This includes, but is not limited to, assistance in finding office

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space,  hiring  employees,  establishing  bank  accounts  and  conducting  other activities necessary to establish a branch office.


(2)      Consulting Fees

PRINCIPAL will pay to CONTRACTOR a monthly consulting fee of twenty five hundred dollars USD ($2500.00) for said services. This amount may be increased at any time during the terms of this Agreement. All taxes are to be paid by the CONTRACTOR. In addition, the CONTRACTOR will be reimbursed for all expenses directly related to his consulting activity. All expenses have to approved by the PRINCIPAL in advance. CONTRACTOR may also be paid commissions by PRINCIPAL for any sales made by CONTRACTOR of PRINCIPAL's products or services.

All payments to the CONTRACTOR are due at the end of each month.


(3)      Contractor's limitations

The CONTRACTOR may not act on behalf of PRINCIPAL in relationships to any third party or to employees of the PRINCIPAL unless expressly authorized by the President or any Member of the Board of the PRINCIPAL. This especially includes, but is not limited to, making statements to the public in the name of the PRINCIPAL.


(4) Contractor to be seen as an Independent Contractor.

CONTRACTOR shall provide services as an independent contractor, and shall not be defined as an employee or as an affiliate of PRINCIPAL or of any company affiliated with PRINCIPAL.


(5)      Nondisclosure

The CONTRACTOR hereby agrees not to make any plans, trade secrets or other confidential information about the PRINCIPAL known to any third party unless the plans, trade secrets or other confidential information has been made public before or unless he is expressly authorized by the President or any Member of the Board of the PRINCIPAL. During the period of this Agreement, the CONTRACTOR will not compete with the PRINCIPAL, for his own benefit or the benefit of a third party, in any of the PRINCIPAL's fields of business. This expressly includes but is not limited to running online casinos and selling software, that is capable of operating online casinos other than the PRINCIPAL's.


(6)      Term of Agreement

The term of this Agreement shall be for as long as the PRINCIPAL remains in business, beginning from the date of execution of this Agreement. PRINCIPAL may not terminate services of

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CONTRACTOR  during the term of this Agreement,  unless CONTRACTOR has been found by a court of law having competent jurisdiction to have been untruthful or misleading to any third party concerning the business of PRINCIPAL that has brought harm to PRINCIPAL; acting in a fraudulent manner; or grossly negligent in his duties in any other way.


(7)      Entire Agreement

This Agreement reflects the entire understanding of the parties with respect to the subject matter of this Agreement and no supplementary agreements exists. All additions and modifications of this Agreement have to be in written form and require the approval of both parties.

Any invalid portion of this Agreement will not affect the validity of the entire agreement. The parties will replace the invalid portion with a provision meeting their original understanding.

The laws of the State of Nevada will govern this Agreement and its execution.


In witness thereof, the parties have caused this Agreement to be executed on the date first stated above by their duly authorized representatives.


CONTRACTOR                                   PRINCIPAL


/s/ Barry A. Ellsworth                       /s/ Ph. Kriependorf
----------------------                       ----------------------
Barry A. Ellsworth                           Philipp Kriependorf
6337 Highland Drive                          frohnkamp 18
Salt Lake City, Utah 84121                   Monheim,, Germany 40789



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